Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

SALEM COMMUNICATIONS CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	77-0121400
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Co-Registrants

Name of Subsidiary Guarantor	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Bison Media, Inc.	Colorado	77-0434654
Caron Broadcasting, Inc.	Ohio	77-0439370
CCM Communications, Inc.	Tennessee	95-3394730
Common Ground Broadcasting, Inc.	Oregon	93-1079989
Inspiration Media, Inc.	Washington	77-0132974
Inspiration Media of Texas, LLC	Texas	75-2615876
New Inspiration Broadcasting Company, Inc.	California	95-3356921
NI Acquisition Corp.	California	77-0472233
OnePlace, LLC	Delaware	52-2141739
Pennsylvania Media Associates, Inc.	Pennsylvania	94-3134636
Reach Satellite Network, Inc.	Tennessee	62-1499223
Salem Consumer Products, Inc.	Delaware	26-0592055
Salem Communications Holding Corporation	Delaware	52-2253737
Salem Investment Corporation	Delaware	80-0316086
Salem Media Group, LLC	Delaware	26-1524392
Salem Media of Colorado, Inc.	Colorado	84-1239646
Salem Media of Hawaii, Inc.	Delaware	91-1973005
Salem Media of Illinois, LLC	Delaware	52-2295222
Salem Media of Kentucky, Inc.	Kentucky	61-1346985
Salem Media of New York, LLC	Delaware	52-2293254
Salem Media of Ohio, Inc.	Ohio	95-3690954
Salem Media of Oregon, Inc.	Oregon	77-0114986

Salem Media of Texas, Inc.	Texas	77-0379125
Salem Media of Virginia, Inc.	Virginia	54-1927897
Salem Media Representatives, Inc.	Texas	77-0281576
Salem Radio Network Incorporated	Delaware	77-0305542
Salem Radio Operations, LLC	Delaware	77-0581097
Salem Radio Properties, Inc.	Delaware	52-2194731
Salem Satellite Media, LLC	Delaware	52-2324849
SCA License Corporation	Delaware	52-2255733
SCA-Palo Alto, LLC	Delaware	36-4502016
SCHC Lubbock Application, Inc.	Texas	94-3255942
South Texas Broadcasting, Inc.	Texas	77-0388924
SRN News Network, Inc.	Texas	77-0426090

4880 Santa Rosa Road Camarillo, California	93012
(Address of principal executive offices)	(Zip code)

9.625% Senior Secured Second Lien Notes due 2016

and Guarantees of 9.625% Senior Secured Second Lien Notes due 2016

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 22nd day of December, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ TERESA PETTA
Name:	TERESA PETTA
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,585
Interest-bearing balances	426
Securities:
Held-to-maturity securities	16
Available-for-sale securities	553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	83,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,983
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	852,858
Other intangible assets	251,145
Other assets	156,398

Total assets	$1,910,218

LIABILITIES
Deposits:
In domestic offices	1,712
Noninterest-bearing	1,712
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	198,124
Total liabilities	468,527
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not Applicable
Retained earnings	316,907
Accumulated other comprehensive income	2,264
Other equity capital components	0
Not Available
Total bank equity capital	1,441,691
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,441,691

Total liabilities and equity capital	1,910,218

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)